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                                                                    Exhibit 23.3

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 23, 1997, accompanying the consolidated financial statements of Central and Southern Holding Company for the year ended December 31, 1996, included in the Form 10-K for Premier Bancshares, Inc. for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statements of Premier Bancshares, Inc. on Form S-3D (File No. 333-60245), Forms S-8 (File No. 333-29941, File No. 333-59475 and File No. 333-60249) and the Registration Statement (Post effective amendment #1 on Form S-8 to the Registration Statement on Form S-4, File No. 333-65025) pertaining to the Fredrica Bank and Trust Directors Stock Option Plan.


                                                    /s/ PORTER KEADLE MOORE, LLP


Atlanta, Georgia
March 24, 1999